UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 27, 2026

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 27, 2026, Insulet Corporation (the “Company”) entered into a severance agreement and release (the “Severance Agreement”) with Ana M. Chadwick, the Company’s former Chief Financial Officer.

The Severance Agreement does not provide for any material compensation or benefits terms that differ from, or are in addition to, those previously disclosed in the Company’s Form 8-K filed on September 16, 2025 and the Company’s Amended and Restated Executive Severance Plan, filed as an exhibit to the Form 8-K filed on April 28, 2025. The Severance Agreement includes standard provisions relating to the release of legal claims, mutual non-disparagement obligations, and requirements for Ms. Chadwick to comply with the terms and conditions of the Company’s Executive Severance Plan as well as the terms and conditions of the Confidentiality, Non-Solicit, Non-Compete, and IP Assignment Agreement dated April 7, 2024, by and between the Company and Ms. Chadwick.

The Severance Agreement implements the severance and other post‑termination benefits to which Ms. Chadwick was entitled pursuant to previously disclosed arrangements and does not modify those arrangements in any material respect.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

March 4, 2026	By:	/s/ Patricia K. Dolan
	Name:	Patricia K. Dolan
	Title:	Vice President, Secretary